UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

placeCityWashington, StateD.C. PostalCode20549

FORM 8-K

AMENDMENT #1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2007 (August 29, 2007)

Date of Report (Date of earliest event reported)

TERRA NOSTRA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

placeStateNevada	000-49631	86-0875500
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Streetaddress790 East Colorado Blvd., 9th Floor

placeCityPasadena, PostalCodeCA PostalCode91101

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (626) 796-0088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 29, 2007, Terra Nostra Resources Corp. (“Terra Nostra” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three (3) “accredited investors” providing for the purchase and sale of $6,895,165 of 10% Senior Secured Convertible Promissory Notes (the “Note”); the total amount of the Notes to be offered and sold by the Company (the “Offering”) is up to Twelve Million Five Hundred Thousand United States dollars (“Dollars”) ($12,500,000). The Company utilized Axiom Capital Management (“Axiom”) as placement agent in connection with the Offering. The principal face amount of the Notes, together with any interest thereon, convert, at the option of the Holder, into shares of the Company’s Common Stock at $1.75 per share and interest is to be paid by the Company on a quarterly basis. The Maturity Date of the Note is nine (9) months from the date of issuance. Upon the closing of a Qualified Financing (as defined in the Note), the Holder shall have the option to (i) tender all or a portion of the outstanding principal balance plus accrued and unpaid interest (including Default Interest, if any) on the Notes (in lieu of cash) as consideration to purchase the securities issued by the Company in such Qualified Financing, or (ii) require the Company to repay all or a portion the outstanding principal balance plus accrued and unpaid interest (including Default Interest, if any) on the Notes. In the event that the Company closes any debt or equity financing (an “Other Financing”) prior to a Qualified Financing (as defined in the Note), the Holders of the Notes shall have the right, in their sole discretion, to tender all or a portion of the outstanding principal balance plus accrued and unpaid interest (including Default Interest, if any) on the Notes (in lieu of cash) together with any warrants in connection herewith as consideration to purchase the securities issued by the Company in such Other Financing. As more fully described in the Notes, the obligations of the Company under the Notes shall rank senior to all other debt of the Company, whether now or hereinafter existing.

As collateral for the Notes, an executive officer of the Company pledged approximately 19,748,934 shares of his Common Stock to secure the Notes and is required to pledge an additional 1,282,204 shares (the “Pledge Agreement”).  The Company has agreed to issue 2,050,000 shares of its Common Stock and an equal number of warrants exercisable into shares of the Company’s common stock at $1.75 per shares to the executive officer as compensation for entering into the Pledge Agreement.

In connection with the issuance of the Notes, the Company issued to the investors five (5) year warrants (the “Warrants”) to purchase an aggregate number of shares of the Company’s common stock equal to eighty percent (80%) of the number of shares into which the Notes are convertible at an exercise price of $1.75 (the “Exercise Price”).

The Company has granted certain registration rights to the investors requiring the Company to file a registration statement covering the shares of Common Stock underlying the Notes and Warrants within one hundred and eighty (180) days from the Closing Date (the “Registration Rights Agreement”). The Company shall use its best efforts to have any such registration statement declared effective no later than two hundred and seventy (270) days after the Closing Date.

A copy of the Purchase Agreement, Note, Pledge Agreement, Warrants and Registration Rights Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively.

In connection with the Agreement, the Company paid Axiom a retainer fee of $15,000 plus eight percent (8%), paid in cash, of the aggregate purchase price paid by the investors in the Offering and  7% of the aggregate purchase price in warrants exercisable into shares of the Company’s common stock at $1.75 per share.  The Company also paid to Mirador Consulting Inc. an introduction fee of 2% in cash of the aggregate purchase price and 1% in warrants on the same terms as the Axiom warrants to be issued under the Axiom finders fee agreement.

Item 2.03

Creation of a Direct Financial Obligation or an obligation Under an Off-Balance Sheet Arrangement of a Registration

See Item 1.01 above.

Item 3.02

Unregistered Sales of Equity Securities

See Item 1.01 above.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer, the Investor has access to information about the Company and its investment, the Investor will take the securities for investment and not resale, and the Company is taking appropriate measures to restrict the transfer of the securities

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) EXHIBITS.

Number	Description
10.1	Form of Securities Purchase Agreement	Incorporated by reference to the Exhibits attached to the Corporation’s 8K filed with the SEC on September 5, 2007
10.2	Form of 10% Senior Secured Convertible Promissory Notes	Incorporated by reference to the Exhibits attached to the Corporation’s 8K filed with the SEC on September 5, 2007
10.3	Form of Pledge Agreement	Incorporated by reference to the Exhibits attached to the Corporation’s 8K filed with the SEC on September 5, 2007
10.4	Form of Warrant	Incorporated by reference to the Exhibits attached to the Corporation’s 8K filed with the SEC on September 5, 2007
10.5	Form of Registration Rights Agreement	Incorporated by reference to the Exhibits attached to the Corporation’s 8K filed with the SEC on September 5, 2007

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

TERRA NOSTRA RESOURCES CORP.
By:	/s/Sun Liu James Po Chief Executive Officer

September 6, 2007